Total Luxury Group, Inc. Opens New Multi-Brand Showroom in the Heart of Manhattan's Garment Center: Showroom to Be Managed by David Berkman, New Division President of Y Brands, Inc. Subsidiary

NEW YORK, NY -- 01/09/2007 -- Total Luxury Group, Inc. (OTCBB: TLEI) is proud to announce the opening of its new showroom at 530 Seventh Avenue, Suite 1006, in the heart of New York City's garment center. The showroom will showcase all of the company's current properties, including men's apparel lines, YMLA and GC by Garth Cabral, and will act as the sales headquarters for each of these subsidiary divisions.

"New York City has traditionally been considered the center of the fashion world and thus makes perfect business sense to locate the company's sales and design operations in a prestigious location such as 530 Seventh Avenue, a building that houses the likes of fashion giants, Kenneth Cole, Roc-A-Wear and Baby Phat," explains Janon Costley, COO of Total Luxury Group. The showroom will officially open its doors, on Monday, January 8th when buyers from several major department stores and specialty stores descend on New York City for the first official market week of the new year.

In addition to the new showroom space, the Company is proud to announce the hiring of Mr. David G. Berkman, a 27-year apparel industry veteran as Division President of Y Brands, Inc., the newly formed subsidiary of Total Luxury Group, Inc., which holds licenses for the hot young men's labels, Y-Chrome, Type Y and YMLA.

"The young men's market is currently one of the hottest segments in the apparel industry," says Berkman. "It is an exciting time because the market for the category is growing exponentially. At Y Brands, our product designs are continually reaching a broader segment of the men's marketplace. Although we are considered a young men's collection, our designs are now appealing to a slightly older customer as well. We are currently working with buyers in the young men's and menswear classifications, as well as street-wear and collections. We are also looking to expand the brands' reach by developing additional product categories internally and actively seeking licensing opportunities."

"We are very excited to have a person with David's experience and contacts to lead our company," explained COO Janon Costley. "We feel that Mr. Berkman's enthusiasm captures the essence of the Y Brands customer and his knowledge of the retail community will be a tremendous asset to a division that has tremendous growth potential in the young men's retail marketplace."

About Total Luxury Group, Inc.

Total Luxury Group, Inc., which currently holds a distributorship agreement for MCM, AG, has been seeking additional opportunities within the consumer products industry, for acquisition of companies that have a proven management team, and desirable products or services. In July of 2006, Total Luxury Group, Inc acquired International Apparel Group, Inc., an apparel holding company that through its subsidiary companies manufactures and sells apparel to major retailers and distributors around the world. In addition, the company has entered into a license agreement with Castle Hill for the marks Y-Chrome and Type Y previously shipped under the YMLA, Inc.

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release.

Contact:

TOTAL LUXURY GROUP, INC.
International Apparel Group, Inc.
MIAMI, FL
Janon Costley
(305) 892-6744

David Berkman
Y Brands, Inc.
O. (646) 254-6177
info@ybrandsinc.com